UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2019

Sears Hometown Stores, Inc.

(formerly known as Sears Hometown and Outlet Stores, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35641	80-0808358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip Code)

(847) 286-7000

(Registrant’s telephone number, including area code)

Sears Hometown and Outlet Stores, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	SHOS	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided under Item 2.01 is incorporated by reference into this Item 1.02.

In connection with the consummation of the Outlet Sale (as defined below), on October 23, 2019, all amounts outstanding under the senior revolving credit facility (the “ABL Facility”) of Sears Hometown Stores, Inc. (the “Company”) (formerly known as Sears Hometown and Outlet Stores, Inc. prior to the Effective Time (as defined below)) with Bank of America, N.A. as Administrative Agent and Collateral Agent, other than a letter of credit issued thereunder (the “Letter of Credit”), were repaid in full. Effective upon such repayment, the amended and restated credit agreement for the ABL Facility and all related loan documents, other than the Letter of Credit, were irrevocably terminated in accordance with the terms thereof. The Letter of Credit, in an amount equal to $7,249,867, remains in effect.

In connection with the consummation of the Outlet Sale, on October 23, 2019, all amounts outstanding under the Company’s term loan credit facility (the “Term Loan Facility”) with Gordon Brothers Finance Company as Administrative Agent and Collateral Agent were repaid in full. Effective upon such repayment, the term loan credit agreement for the Term Loan Facility and all related loan documents were irrevocably terminated in accordance with the terms thereof.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 23, 2019 (the “Closing Date”), the Company completed the sale (the “Outlet Sale”) of the Company’s Sears Outlet and Buddy’s Home Furnishing Stores businesses (together, the “Outlet Segment”), including substantially all of the assets and liabilities comprising the Outlet Segment, to Franchise Group Newco S, LLC (“Purchaser”), an indirect subsidiary of Franchise Group, Inc. (formerly known as Liberty Tax, Inc.) (“Parent”), pursuant to the previously announced Equity and Asset Purchase Agreement, dated as of August 27, 2019, by and among the Company, Purchaser and, solely for purposes of a performance and payment guarantee on behalf of Purchaser, Parent (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Purchaser paid the Company an aggregate purchase price, after giving effect to a customary working capital adjustment, of $119,960,000 in cash (the “Sale Proceeds”), and in addition reimbursed the Company for certain costs it incurred in connection with the Outlet Sale and certain employee payments and insurance costs incurred by the Company in connection with the Merger (as defined below).

Immediately following the consummation of the Outlet Sale and in accordance with the terms of the previously announced Agreement and Plan of Merger, dated as of June 1, 2019, among the Company, Transform Holdco LLC (“Transform”) (a privately held affiliate of ESL Investments, Inc. (together with its investment affiliates, including Edward S. Lampert, “ESL”)) and Transform Merger Corporation (“Merger Sub”) (as amended and supplemented by the terms of the previously announced letter agreement, dated as of August 27, 2019 (the “Letter Agreement”), among the Company, Transform and Merger Sub, the “Merger Agreement”), Merger Sub merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Prior to and in connection with the completion of the Merger, Transform assigned its rights and obligations under the Merger Agreement to Hometown Midco LLC, a Delaware limited liability company and an affiliate of Transform.

At the effective time of the Merger (the “Effective Time”) and in accordance with the terms of the Merger Agreement, each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Shares”) (other than Company Common Shares (i) owned by ESL or Transform, (ii) held in treasury by the Company or owned by any subsidiary of the Company or (iii) held by stockholders who have demanded properly in writing appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”)) was cancelled and automatically converted into the right to receive an amount in cash equal to $3.21, without interest (the “Merger Consideration”). The amount of the Merger Consideration was adjusted upward by $0.96 per Company Common Share (the “Adjustment Amount”) from the previously announced base merger consideration of $2.25 per Company Common Share pursuant to the terms of the Merger Agreement. The Adjustment Amount is the quotient of (i) $22,460,000, the amount by which the Sale Proceeds exceeded the minimum net proceeds of $97,500,000 provided for in the Merger Agreement, divided by (ii) 23,465,072, the aggregate number of Company Common Shares and unvested Company restricted stock units issued and outstanding as of the Effective Time.

The foregoing description of the effects of the Outlet Sale, the Purchase Agreement and the transactions contemplated thereby, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each of the Purchase Agreement and the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2019, and is incorporated by reference into this Item 2.01. A copy of the Letter Agreement was attached as Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2019, and is incorporated by reference into this Item 2.01. A copy of the Purchase Agreement was attached as Exhibit 2.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2019, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the Nasdaq Stock Market (the “Nasdaq”) on October 23, 2019 that each outstanding Company Common Share (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01. The Company requested that the Nasdaq halt trading of the Common Stock following the close of business on October 23, 2019. The Company also requested that the Nasdaq file a Form 25 with the SEC to remove the Company Common Shares from listing on the Nasdaq and to deregister the Company Common Shares pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each outstanding Company Common Share (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01, and holders of such Company Common Shares ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by law.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with the completion of the Merger (and not as a result of any disagreement with the Company), at the Effective Time, each of the Company’s directors immediately prior to the Effective Time ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the director of Merger Sub immediately prior to the Effective Time, Kunal Kamlani, became the director of the Company.

Officers

In addition, in connection with the completion of the Outlet Sale and effective as of the consummation of the Outlet Sale, each officer of the Company listed below ceased to hold the positions indicated beside such officer’s name:

•	Will Powell, Chief Executive Officer and President;

•	E.J. Bird, Senior Vice President and Chief Financial Officer; and

•	Michael A. Gray, Senior Vice President and Chief Operating Officer.

In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, who are listed below, became the officers of the Company:

•	Kunal Kamlani, President;

•	Harold Talisman, Secretary and Chief Financial Officer; and

•	Robert Breyer, Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1 (the “Amended and Restated Certificate of Incorporation”), which is incorporated by reference into this Item 5.03. The Amended and Restated Certificate of Incorporation, among other things, changed the name of the Company to “Sears Hometown Stores, Inc.”

Additionally, pursuant to the Merger Agreement and at the Effective Time, the bylaws of the Company were amended and restated to be in the form of the bylaws attached hereto as Exhibit 3.2, which is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 1, 2019, among Sears Hometown and Outlet Stores, Inc., Transform Holdco LLC and Transform Merger Corporation (Incorporated by reference to the Company’s 8-K filed with the SEC on June 3, 2019)*

Exhibit 2.2	Letter Agreement, dated August 27, 2019, among Sears Hometown and Outlet Stores, Inc., Transform Holdco LLC and Transform Merger Corporation (Incorporated by reference to the Company’s 8-K filed with the SEC on August 27, 2019)*

Exhibit 2.3	Equity and Asset Purchase Agreement, dated as of August 27, 2019, among Sears Hometown and Outlet Stores, Inc., Franchise Group Newco S, LLC, and Liberty Tax, Inc. (Incorporated by reference to the Company’s 8-K filed with the SEC on August 27, 2019)*

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Sears Hometown Stores, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Sears Hometown Stores, Inc.

*

Certain exhibits and similar attachments to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or other attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN STORES, INC.

By:	/s/ Brandon Gartman
Brandon Gartman
Chief Operating Officer

Date: October 23, 2019